EXHIBIT 99.3

VISUAL MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY WILDON PRODUCTIONS INC.)

PRO-FORMA FINANCIAL STATEMENTS

VISUAL MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY WILDON PRODUCTIONS INC.)

PRO-FORMA FINANCIAL STATEMENTS

          The accompanying unaudited pro forma consolidated financial statements of Visual Management Systems, Inc. and subsidiaries (formerly Wildon Productions Inc.) (the “Company”) give effect to the (a) merger (the “Merger”) of the Company’s wholly-owned subsidiary, VMS Acquisition Corp., with and into Visual Management Systems Holding, Inc., a New Jersey Corporation (“VMS”) and (b) 1-for-7 reverse split (the “Reverse Split”)of the Company’s common stock, $.01 par value (the “Common Stock”), which become effective on July 9, 2007 as if such transactions had occurred on May 31, 2007 for balance sheet data and March 1, 2006 for Statement of Operations Data.

          In connection with the Merger, the Company acquired 100% of the issued and outstanding capital stock of VMS in exchange for 5,218,000 shares of the Company’s Common Stock, and certain holders of Common Stock agreed to cancel 476,429 shares (after giving effect to the Reverse Split) of Common Stock at the time of the Merger. Under the terms of the Merger Agreement, each share of VMS Common Stock outstanding prior to the Merger (10,436,000 shares) was converted into .50 shares of Common Stock at the time of the Merger. As a result, VMS’ former stockholders became the majority shareholders of the Company and VMS became a wholly-owned subsidiary of the Company.

          The acquisition of VMS by the Company has been accounted for as a reverse merger because on a post-merger basis, the former VMS shareholders hold a majority of the outstanding shares of the Company’s Common Stock. As a result, VMS was deemed to be the acquirer for accounting purposes.

          In the opinion of the Company’s management, the unaudited pro forma consolidated balance sheet and unaudited pro forma statement of loss include all adjustments necessary for the fair presentation of the transactions in accordance with the requirements of the Securities Exchange Commission. The unaudited pro forma consolidated financial statements are prepared for illustrative purposes only and may not be indicative of the financial position or operating results that would have occurred if the transactions had been completed on March 1, 2006. Furthermore, the reported unaudited pro forma consolidated statement of loss is not necessarily indicative of the operating results that may be obtained by the Company.

VISUAL MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY WILDON PRODUCTIONS INC.)

PRO-FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MAY 31, 2007

	Visual Management Systems, Inc. (formerly Wildon Productions Inc.)	Visual Management Systems Holding, Inc. and Subsidiaries	Pro Forma Combined

Revenues - net	—	1,629,589	1,629,589

Cost of revenues	—	816,706	816,706

Gross margin	—	812,883	812,883

Operating expenses	40,094	1,584,151	1,624,245

Loss from operations	(40,094)	(771,268)	(811,362)

Other (income) expenses
Debt conversion expense	—	—	—
Interest income	—	—	—
Interest expense	—	4,477	4,477
Miscellaneous (income) expense	—	—	—

	—	4,477	4,477

Net loss	$(40,094)	(775,745)	(815,839)

VISUAL MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY WILDON PRODUCTIONS INC.)

PRO-FORMA STATEMENT OF OPERATIONS

FOR THE 12 MONTHS ENDED FEBRUARY 28, 2007

	Visual Management Systems, Inc. (formerly Wildon Productions Inc.)		Visual Management Systems Holding, Inc. and Subsidiaries	Pro Forma Combined

Revenues - gross	$
Less: deferred revenues
discounts

Revenues - net		0	4,818,232	4,818,232

Cost of revenues		0	2,715,497	2,715,497

Gross margin		0	2,102,735	2,102,735

Operating expenses		78,979	4,239,662	4,318,641

Loss from operations		(78,979)	(2,136,927)	(2,215,906)

Other (income) expenses			—
Debt conversion expense			264,990	264,990
Interest income			(247)	(247)
Interest expense			55,835	55,835
Miscellaneous (income) expense			(1,223)	(1,223)

		—	319,356	319,356

Net loss		$(78,979)	(2,456,283)	(2,535,262)

VISUAL MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
(FORMERLY WILDON PRODUCTIONS INC.)
PRO-FORMA CONSOLIDATING BALANCE SHEET
MAY 31, 2007

	Visual Management Systems, Inc. (Formerly Wildon Productions Inc.)	Visual Management Systems Holding, Inc. and Subsidiaries	Pro Forma Adjustments	Pro Forma Combined

Assets

Current Assets
Cash	14,864	-0	—	14,864
Accounts Receivable	—	484,872	—	484,872
Intercompany Receivable	—	—	—	—
Inventory	—	717,643	—	717,643
Prepaid Expenses	—	50,592	—	50,592

	14,864	1,253,107	—	1,267,971

Property and Equipment - net	—	326,934	—	326,934
Equipment Under Capital Leases - net	—	26,022	—	26,022
Deposits	—	97,957	—	97,957
Intangibles - net	—	3,338	—	3,338

	14,864	1,707,358	—	1,722,222

Liabilities and Stockholders’ Deficit

Current Liabilities
Bank Overdraft	—	81		81
Accounts Payable	4,120	1,709,798	—	1,713,918
Interco Payable	—	—	—	—
Accrued Expenses	21,012	232,521	—	253,533
Deferred Revenues	—	62,889	—	62,889
Sales Tax Payable	—	52,275	—	52,275
Current Portion of Long-Term Debt	—	78,997	—	78,997
Current Portion of Obligations Under Capital Leases	—	—	—	—

	25,132	2,136,561	—	2,161,693

Long-Term Debt - net of current portion	—	275,779	—	275,779
Obligations Under Capital Leases - net of current portion	—	20,995	—	20,995
Loans Payable Stockholders	—	4,622	—	4,622

Stockholders Deficit
Common Stock	2,035	33,084	—	35,119
Additional Paid-In Capital	111,965	3,856,350	—	3,968,315
Treasury Stock	—	(150,000)	—	(150,000)

Accumulated Deficit	(124,268)	(4,470,033)	—	(4,594,301)

	(10,268)	(730,599)	—	(740,867)

	14,864	1,707,358	—	1,722,222

Pro Forma Adjustments and Assumptions

1.	The following table summarizes the fair value of the assets acquired and liabilities assumed of Wildon Technologies, Inc.

Current assets	$50,076
Less: liabilities assumed	20,700

Net assets acquired	$29,376

2.	The consolidated adjustment is as follows:

	Dr.	Cr.

Accumulated deficit	$29,376
Common stock	14,250
Common stock		$14,000
Additional paid-in capital		736,000
Intangibles	706,374